EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sodexho Alliance S.A. of our report dated October 11, 2000, relating to the financial statements of Sodexho, Inc. (formerly Sodexho Marriott Services, Inc.), which appear in the Annual Report on Form 20-F of Sodexho Alliance S.A.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Washington, DC
July 29, 2003